Exhibit 99.3

LIONSGATE STUDIOS CORP.
ATTN: INVESTOR RELATIONS
2700 COLORADO AVENUE
SANTA MONICA, CA 90404 USA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ]. Have your proxy card in hand when you call and then follow the instructions.

TABLET OR SMARTPHONE
Scan this QR code to vote with your tablet or smartphone.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Whether or not you plan on attending the Meeting, you are urged to vote these shares by completing and returning this proxy card by mail or transmitting your voting instructions electronically via the Internet or by telephone.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61594-S08783 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIONSGATE STUDIOS CORP.

The Board of Directors recommends that you vote FOR proposals 1-2:

	For	Against
1. LG Studios Reorganization Proposal: Consider and, if deemed advisable, approve, with or without variation, a special resolution of the shareholders of Lionsgate Studios Corp. ("LG Studios") common shares adopting a statutory Plan of Arrangement pursuant to Section 288 of the *Business Corporations Act* (British Columbia) among Lions Gate Entertainment Corp. ("Lionsgate"), the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, LG Sirius Holdings ULC, and Lionsgate Studios Holding Corp. ("New Lionsgate"). See the sections entitled "The Plan of Arrangement " and "The LG Studios Reorganization Proposal" in the Proxy Statement.	☐	☐

2. The LG Studios Advisory Organizational Documents Proposal: Approve on a non-binding advisory basis, by ordinary resolution, several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights, presented separately in accordance with SEC guidance (the "LG Studios Advisory Organizational Documents Proposals" or "LG Studios Shareholder Proposal No. 2"). Proposal No. 2 is separated into sub-proposals as described in the following paragraphs (a) – (b):

	For	Against
2a. Change in Authorized Share Capital for New Lionsgate Articles: A proposal to include 200,000,000 preference shares without par valuable, issuable in series as may be authorized and approved from time to time by the directors of New Lionsgate.	☐	☐
2b. Quorum at Shareholder Meetings for New Lionsgate Articles: A proposal to reduce the quorum required among LG Studios shareholders to constitute a meeting of shareholders of LG Studios from at least 33 1/3% of the issued shares entitled to be voted at the meeting to at least 10% of the issued shares entitled to be voted at the meeting.	☐	☐

See the section entitled "The LG Studios Organizational Documents Proposals" in the Proxy Statement.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any continuations, adjournments or postponements thereof.

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [ ]: The Notice and Proxy Statement and 2024 Annual Report are available at http://investors.lionsgatestudios.com/financials-filings/sec-filings. You can also view these materials at www.proxyvote.com by using the control number. PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. Detach here from proxy voting card V61595-S08783 LIONSGATE STUDIOS CORP. 250 Howe Street, Suite 1400 Vancouver, British Columbia V6C 3S7 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS COMMON SHARES The undersigned holder of common shares of Lionsgate Studios Corp., a British Columbia corporation (the “Company”), hereby appoints Michael Burns, Jon Feltheimer, James W. Barge, Bruce Tobey, Adrian Kuzycz and Kimberly Burns, and each of them, or in the place of the foregoing,_________________(print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the common shares of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company (the “Meeting”), to be held at PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, V6C 3S7, Canada, on [ ], beginning at 9:30 a.m., local time, or at any continuations, adjournments or postponements thereof. Notes to proxy: 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any continuation, adjournment or postponement thereof. If the shareholder does not want to appoint the persons named in this instrument of proxy as the shareholder’s proxy, he/she should strike out his/her name and insert in the blank space provided the name of the person he/she wishes to act as his/her proxy. Such other person need not be a shareholder of the Company (see above). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder. 5. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder. If the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, if you do not specify how to vote in respect to any matter, your proxyholder is entitled to vote the shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized an officer or director of the Company to act as your proxyholder, this proxy will be voted as recommended by the Board of Directors. In particular, if your proxy does not specify how to vote, this proxy will be voted “FOR” proposals 1-2. 6. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the Meeting or any continuation, adjournment or postponement thereof. 7. This proxy should be read in conjunction with the accompanying documentation provided by the Company. 8. The deadline for the deposit of this proxy may be waived or extended by the Chair of the Meeting at his or her discretion. (Continued, and to be marked, dated and signed, on the other side)